Exhibit 99.1

FOR IMMEDIATE RELEASE

HALLIBURTON AND BAKER HUGHES ANNOUNCE APPROVAL OF
TRANSACTION BY STOCKHOLDERS OF BOTH COMPANIES

HOUSTON – March 27, 2015 – Halliburton Company (NYSE: HAL) today announced that its stockholders approved Halliburton’s proposal to issue shares of Halliburton common stock as contemplated by its merger agreement with Baker Hughes Incorporated (NYSE: BHI).  In addition, Baker Hughes today announced that its stockholders adopted the merger agreement and thereby approved the proposed combination of the two companies.  Each company’s special meeting was held earlier today.

Nearly 99% of the shares voted at Halliburton’s special meeting voted in favor of the proposal to issue Halliburton shares. Separately, more than 98% of the shares voted at Baker Hughes’ special meeting voted in favor of the transaction, representing more than 75% of all outstanding shares of Baker Hughes.

“We are extremely pleased Halliburton and Baker Hughes stockholders have shown overwhelming support by approving the pending transaction,” said Dave Lesar, chairman and chief executive officer of Halliburton.  “We are more confident than ever that this combination will create a stronger, more diverse organization with an unsurpassed depth and breadth of services benefitting our stockholders, customers, employees and other key stakeholders of both companies.”

Martin Craighead, chairman and chief executive officer of Baker Hughes said, “Today’s results are an important milestone in our efforts to build a global leader in oilfield services that can deliver more benefits for customers, improved value for stockholders and more long-term opportunities for employees. We look forward to continuing to work collaboratively with Halliburton on the regulatory review process and the creation of a thoughtful integration plan that combines the best of both companies.”

The close of the transaction is expected to occur late in the second half of 2015, and remains subject to regulatory approvals, as well as other customary closing conditions.

About Halliburton

Founded in 1919, Halliburton is one of the world's largest providers of products and services to the energy industry. With more than 80,000 employees, representing 140 nationalities in over 80 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir - from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company’s website at www.halliburton.com. Connect with Halliburton on Facebook, Twitter, LinkedIn, Oilpro and YouTube.

About Baker Hughes

Baker Hughes is a leading supplier of oilfield services, products, technology and systems to the worldwide oil and natural gas industry. The company's 62,000-plus employees today work in more than 80 countries helping customers find, evaluate, drill, produce, transport and process hydrocarbon resources. For more information about Baker Hughes, visit: www.bakerhughes.com.

For Halliburton Investors: Kelly Youngblood Halliburton, Investor Relations Investors@Halliburton.com 281-871-2688 Media: Emily Mir Halliburton, Public Relations PR@Halliburton.com 281-871-2601
For Baker Hughes

Investors:
Trey Clark
Baker Hughes, Investor Relations
trey.clark@bakerhughes.com
713-439-8039
or
Alondra Oteyza
Baker Hughes, Investor Relations
alondra.oteyza@bakerhughes.com
713-439-8822

Media:
Melanie Kania
Baker Hughes, Media Relations
713-439-8303

Safe Harbor

The statements in this communication that are not historical statements, including statements regarding the integration of Halliburton and Baker Hughes, the expected benefits of the transaction, whether the transaction will close and the expected timing thereof and whether all required regulatory clearances and approvals will be obtained, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the timing to consummate the proposed transaction; the conditions to closing of the proposed transaction may not be satisfied or the closing of the proposed transaction otherwise does not occur; the risk a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Halliburton and Baker Hughes and the ultimate outcome of Halliburton’s operating efficiencies applied to Baker Hughes’s products and services; the effects of the business combination of Halliburton and Baker Hughes, including the combined company’s future financial condition, results of operations, strategy and plans; expected synergies and other benefits from the proposed transaction and the ability of Halliburton to realize such synergies and other benefits; results of litigation, settlements, and investigations; and other risks and uncertainties described in Halliburton’s Form 10-K for the year ended December 31, 2014 and Baker Hughes’s Form 10-K for the year ended December 31, 2014, recent Current Reports filed by Halliburton and Baker Hughes on Form 8-K, and other Securities and Exchange Commission filings.  These filings also discuss some of the important risk factors identified that may affect Halliburton's and Baker Hughes’s respective business, results of operations and financial condition. Halliburton and Baker Hughes undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Additional Information

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between Halliburton and Baker Hughes. In connection with this proposed business combination, Halliburton has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4, including Amendments No. 1 and 2 thereto, and a definitive joint proxy statement/prospectus of Halliburton and Baker Hughes and other documents related to the proposed transaction. The registration statement was declared effective by the SEC on February 17, 2015 and the definitive proxy statement/prospectus has been mailed to stockholders of Halliburton and Baker Hughes. INVESTORS AND SECURITY HOLDERS OF HALLIBURTON AND BAKER HUGHES ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, REGISTRATION STATEMENT AND OTHER DOCUMENTS FILED OR THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Halliburton and/or Baker Hughes through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Halliburton are available free of charge on Halliburton’s internet website at http://www.halliburton.com or by contacting Halliburton’s Investor Relations Department by email at investors@Halliburton.com or by phone at +1-281-871-2688. Copies of the documents filed with the SEC by Baker Hughes are available free of charge on Baker Hughes’ internet website at http://www.bakerhughes.com or by contacting Baker Hughes’ Investor Relations Department by email at trey.clark@bakerhughes.com or

alondra.oteyza@bakerhughes.com or by phone at +1-713-439-8039 or +1-713-439-8822.

Participants in Solicitation

Halliburton, Baker Hughes, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Halliburton is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 24, 2015, its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 8, 2014, and its Current Reports on Form 8-K filed with the SEC on July 21, 2014 and December 9, 2014. Information about the directors and executive officers of Baker Hughes is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 26, 2015, its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 5, 2014, and its Current Reports on Form 8-K filed with the SEC on June 10, 2014, September 10, 2014 and December 10, 2014. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement/prospectus and other relevant materials filed with the SEC.